Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 12, 2020, relating to the financial statements of Daktronics, Inc. and subsidiaries and the effectiveness of Daktronics, Inc. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Daktronics, Inc. for the year ended May 2, 2020.

/s/ Deloitte & Touche LLP

Minneapolis, MN
September 3, 2020